                                                                    EXHIBIT 10.9

                        INTERNATIONAL LEASING CONTRACT
             BETWEEN GLOBAL TELECOMMUNICATIONS OPERATIONS INC. AND
                      YUMBO TELEPHONE COMPANY S.A. PUBLIC
                 SERVICES CORPORATION - TELEYUMBO S.A. E.S.P.

The undersigned, FABIANA MEJIA VESGA, of legal age, resident of Santafe de Bogota, D.C., whose identity is established as it appears beneath her signature, who acts as special attorney to the corporation GLOBAL TELECOMMUNICATIONS OPERATIONS INC., corporation whose head office is located at the address: Pasea Estate, Road Town, Tortola, established under the prevailing laws of the British Virgin Islands, United Kingdom, by virtue of registration number 170407, as defined by the decree concerning international business firms, and that shall hereinafter be referred to as THE LESSOR on the one hand and JORGE ENRIQUE MARTINEZ OCAMPO, of legal age, resident of Cali, whose identity is established as it appears beneath his signiture, who acts in the capacity of General Manager and legal representative of THE YUMBO TELEPHONE COMPANY S.A. PUBLIC SERVICES CORPORATION - TELEYUMBO S.A. E.S.P., commercial firm established in accordance with public document number 0284, conferred on March 11 of 1994, in the sole notary public of Yumbo, located in the city of Yumbo, state of the Valle del Cauca, Republic of Colombia, bearing the NIT number 800224288-8, conditions credited by the Certificate
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of Existence and Representation, issued by the Chamber of Commerce of Cali, attached to this contract, and that shall hereinafter be referred to as THE LESSEE on the other hand, have made this International Leasing Contract, upon the following terms:-----------------------

FIRST. ANTECEDENTS.- for the purposes of this Contract, THE LESSEE, in order to attain the profitable use of the goods described henceforth, prior deliberation and study, has selected the goods referred to herein, including each and all of its characteristics, specifications, and SIEMENS AKTIENGESELLSCHAFT, of German nationality, as supplier of said goods.---------------------------------------

SECOND. In fact, as provided in the previous postulate the parties acknowledge that THE LESSEE has solicited THE LESSOR to take possession of the goods referred to herein, to surrender its just possession to THE LESSEE, whereupon the goods described herein shall be exploited economically in Colombia.---------

THIRD. PROPERTY. THE LESSOR declares that it is owner of the following goods, whose customs status is: "85. 17. 30. 20. 00 Electric telephone devices with lines, Telephone exchange for five thousand two hundred forty eight (5,248) lines whose basic components constitute a functional unit according to the terms provided for in Note 4 - Section XVI of the customs duty" and whose principal function is carried out by an automated device of telephone commutation, whose detailed description is attached to this contract.------------------------------

FOURTH. PURPOSE. By virtue of this Contact THE LESSOR, who has attained outside the Republic of Colombia the ownership of the goods in the course of the
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request conferred by THE LESSEE as pursuant to the previous clause, gives THE
LESSEE possession of the goods referred to herein, which he states having received in a satisfactory manner for the purposes of leasing.------------------

PARAGRAPH For legal purposes the parties state that any machinery or part that is used as accessory to the leased equipment or that in the future is added or attached is understood in this contract.----------------------------------------

FIFTH. IMPORTATION. The goods referred to herein have been acquired by the LESSOR in the Federal Republic of Germany, and shall be imported by THE LESSEE to the Republic of Colombia, thereby obliging the aforementioned party to comply irrevocably with the laws and regulations that apply to the importation of goods to Colombia. -------------------------------------

In particular, THE LESSEE is expressly directed to comply with the constitutional safeguards required by law, with the prompt presentation of the purchase invoice and the pertaining customs declaration, in accordance with the prevailing legal statutes and the timely payment of customs duties (among others the import duty, taxes and any other encumbrances applicable to the leased goods) and in general to comply with any customs and fiscal obligations in accordance with the terms of the contract and legal provisions.-----------------

If for legal reasons, the authorities should issue official requirements or liquidation or should demand compliance with any customs or fiscal obligation against THE LESSOR as owner, THE LESSEE shall be obliged to assume the costs and charges incurred including attorney fees if applicable, steps taken to respond to requests, resources to
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cover liquidation and in particular, to reimburse the LESSOR for the costs and charges incurred including, if necessary, import duties, taxes, fines and other encumbrances that the aforementioned party has had to pay in compliance with customs and fiscal regulations.-------------------------------------------------

FIRST PARAGRAPH. THE LESSEE declares its full knowledge of the prevailing Colombian fiscal and customs regulations on the date this contract was made and ratified and is obliged to comply with them according to the terms and the conditions established by the law.----------------------------------------------

SECOND PARAGRAPH. THE LESSOR or a third party that the aforementioned party designates, shall be authorized to pay the customs and fiscal duties with respect to the leasing fees if THE LESSEE does not comply with this provision within fifteen (15) days prior to the payment of the corresponding fee.---------

In any event THE LESSEE shall make known and demonstrate the payment of the taxes to THE LESSOR, within twenty four (24) hours after the payment of said taxes.--- If this provision is not complied with, those sanctions stipulated in the Twenty seventh Clause shall be applied.-------------------------------------

SIXTH. EXONERATION OF RESPONSIBILITY AND INDEMNITY. THE LESSEE declares having selected the leased equipment and the supplier or manufacturer of above-mentioned equipment and therefore THE LESSOR shall not be responsible for late delivery of the goods due to causes attributable to the supplier or manufacturer or due to any other cause or circumstance, nor for any damages, defects, deviations from established specifications or due to any error on the part of the manufacturer or supplier
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or seller in the assemblage or proper installation of the equipment.------------
In the event that the manufacturer fails to deliver the goods, THE LESSOR shall be availed of any responsibility and THE LESSEE shall compensate for the expenses directly or indirectly incurred in the acquisition of the equipment or as a consequence of this contract, including the price of the leased goods and any other losses, advance payments, taxes, duties, commissions, freight charges, transportation expenses, or any other incumbencies.-----------------------------

SEVENTH. SUBROGATION THE LESSEE shall surrogate the rights of the LESSOR, pertaining to the manufacturer or supplier of the contract of sale of the equipment, if THE LESSEE should by direct request bid said manufacturer or supplier to comply with the contract of sale referred to herein or require the completion of said contract, with compensation for damages and losses.---------- In any case, at the time of completion of the contract of sale, THE LESSEE shall indemnify THE LESSOR, for all expenses pursuant to the preceding clause.-------- EIGHTH. INSURANCE. The Parties agree that THE LESSEE expressly exonerates THE LESSOR from insuring the leased goods, as the aforementioned party shall not be held responsible for occult or manifest defects in operation, production output or any other defects that affect said goods.------------------------------------
THE LESSEE shall indemnify THE LESSOR in accordance with the twenty-seventh clause, if this contract is terminated due to defects in the leased goods.------ On the assumption that the manufacturer or supplier substitutes the goods for others free of defects, said goods shall be included in this contract, such that any reference to the
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leased goods made in this contract shall be applied to the new goods that are substituted, to which end THE LESSEE shall sign an addendum and in this manner incorporate the substituted goods into the legal regulations of the relationship that this contract formalizes.--------------------------------------------------

NINTH. In the event of any conflict between THE LESSEE and the manufacturer or supplier pursuant to the reasons established in the previous clauses, THE LESSEE shall continue paying THE LESSOR the fees stipulated herein as long as the said contract is applicable.---------------------------------------------------------

TENTH. RIGHT OF HABEAS CORPUS. PROPERTY. THE LESSEE agrees to make known to third parties that the entire and exclusive ownership of the goods referred to herein lies with THE LESSOR. It shall follow that in the event that legal or administrative steps are necessary that affect the act of ownership of the goods, such as embargoes, precautionary measures, seizure, withholding or similar circumstances or in the event of a summons of creditors, declaration of bankruptcy, or repossession of the goods pertaining to THE LESSEE, the above mentioned party shall present this contract as proof of tenure of the goods referred to herein and shall notify THE LESSOR within three (3) days after the date of the occurrences so that the above-mentioned party may adopt measures in accordance with the circumstances. In any case THE LESSEE from this time forward shall at his own risk cover all costs that require the defense of possession and tenure of the goods by THE LESSOR, without impairing the compliance with all other duties stipulated in this contract.---------------

ELEVENTH. SPECIFIED TIME PERIOD. THE LESSOR grants possession of the
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goods referred to herein to THE LESSEE for the duration of twelve (12) years, counted down beginning on the date of the event that certifies the functioning of the equipment referred to herein. The act will be drawn up by THE LESSEE.
------------------------------

TWELFTH. RENT. THE LESSEE is hereby directed irrevocably and without the benefit of summons to pay THE LESSOR as long as this contract remain valid a pre-determined rent in the following manner: A) The sum of FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$500,000.OO) upon presentation of the last declaration of importation of the equipment; B) 20 biannual installments of a total of ONE HUNDRED AND FORTY SIX THOUSAND UNITED STATES DOLLARS (US$146,000.OO) for a period of 10 years; and C) Four biannual installments for a total of SEVENTY THREE THOUSAND UNITED STATES DOLLARS (US$73,000.OO) each, for a period of two years once the payment of the twenty installments cited in the above-mentioned provision has been completed, payments that shall be demanded the first five (5) days of each payable semester.-------------------------------------------------

FIRST PARAGRAPH: In the event that several declarations of importation exist, for the payment of the aforementioned installments of this leasing contract, the date of presentation of the last declaration shall be used.---------------------

SECOND PARAGRAPH: This sum shall be readjusted proportionately, if upon arrival of the imported goods to national territory its CIF cost (including the cost of merchandise, insurance and freight) increases or decreases in relation to the CIF cost initially budgeted and which serves as the basis for determination of the initial rate. In this case the variation shall be applied to the corresponding factor of the cost originally
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budgeted as the initial CIF cost of the merchandise. Also, the rate shall be adjusted biannually in accordance with the percentage variation sustained by the London inter-bank offered rate (Libor) between the first and last calendar days of each quarter immediately prior to that for which the readjustment is made.
-------------------

THE LESSEE agrees to verify the prior acquisition of the corresponding foreign exchange in the Colombian exchange market complying with all legal regulations thereof, the bill of exchange of the sums owed in each period shall be confirmed in writing, by telegram, telex, letter or fax, at the latest the day payment is due for each pre-determined leasing fee.----------------------------------------

THIRTEENTH. DELAY. In the event of delay on the part of THE LESSEE in the payment of the sums of money stipulated in this contract, the above-mentioned party agrees to pay the LESSOR, without benefit of summons, in accordance with the interest moratorium, the same interest rate as the Libor dictates plus two (2%) annual percentage rate, calculated beginning from the expiration date of the value that is in default, until the date in which THE LESSEE has credited the payment to the LESSOR'S bank account.--------------------------In the event that there exist two or more periodic fees in default, THE LESSEE will pay THE LESSOR the sum here indicated for each of the said periodic fees. The payment of this penalty shall not waive the principal obligation of THE LESSEE, as said penalty is stipulated in accordance with the sole delay or default and does not alter the right of THE LESSOR to claim the breach of contract nor the application of sanctions pursuant to the twenty-seventh clause.----------------

FIRST PARAGRAPH. The tolerance of THE LESSOR in receiving delayed payment on fees shall not imply postponement of the stipulated time period for the fulfillment of the obligations of THE LESSEE as provided herein.----------------
-----------------------------------

SECOND PARAGRAPH. The leasing fees shall not decrease due to claimed wear or obsolescence of the equipment, circumstances these that THE LESSEE assumes without waiving her obligations before THE LESSOR.------------------------------
--------------

THIRD PARAGRAPH. The obligation to pay the fees on the part of THE LESSEE shall not terminate due to the temporal or definitive cessation of operation of the leased equipment or due to reparation, move, transformation, strike, loss on the part of the company or in general as the result of any cause not attributed to THE LESSOR.--------

FOURTH PARAGRAPH. To back the payment of the fees THE LESSEE agrees to present to THE LESSOR the warranties required by the said party.-----------------------

FIFTH PARAGRAPH. THE LESSEE expressly waives benefit of formal notification that establishes her default in the event of delay or non-compliance with the agreed upon obligations referred to herein and accepts from this time forward as full proof of any non-compliance, the report addressed to her by THE LESSOR or the claim by said party presented to the corresponding authority to make effective his rights.-----------------

FOURTEENTH. AMMENDMENTS TO THE CONTRACT. THE LESSEE from this time forward accepts the modifications THE LESSOR provides pertaining to the quarterly installments or to the purchase option, fines, penalties and other fees referred to herein in accordance with the prevailing legal regulations at the time of arrangement of modification.----------------------------------------------------
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FIFTEENTH. GUARANTEES. THE LESSEE agrees to insure against any risk and during the period of this contract with an insurance company previously accepted by THE LESSOR the leased equipment, up to a sum equivalent to the market value therefore establishing as beneficiary THE LESSOR.-------------------------------

For the same reason, THE LESSEE agrees to insure the equipment against civil liability for physical harm and damage to property that its operation may occasion to third parties for a sum no less than the amount recommended for this type of equipment. It shall be understood that THE LESSEE is and shall continue to be the sole liable party for the said third parties for the harm and damages the equipment may cause. THE LESSEE agrees to pay the premiums required within ten (10) days after the date on which the insurance contracts are signed or upon its renewal.------------------

FIRST PARAGRAPH. THE LESSEE authorizes THE LESSOR, who is hereby availed of any responsibility or obligation in this matter, to at the expense of THE LESSEE negotiate the insurance plans or renewals and/or pay the corresponding insurance premiums for the purpose of maintaining the validity of the policies that protect the equipment.----------------------------------------------------------

In the event that THE LESSOR pays on behalf of THE LESSEE the insurance premiums, THE LESSEE agrees to pay THE LESSOR, within two days after receiving the bill of payment, the amount of money paid at her sole expense. The non-compliance with any stipulation included in this clause shall constitute just cause for THE LESSOR to terminate this contract with the consequences provided for in the Twenty-sixth Clause.-----------------------------------------------

SECOND PARAGRAPH. Any loss, total or partial, shall not suspend nor interrupt the leasing nor shall it alter the specified time period.-----------------------

SIXTEENTH. OBLIGATIONS OF THE LESSEE. THE LESSEE agrees to be responsible for any wear sustained by the equipment or its loss, whatever the cause may be, even if said cause arises from force majeure or by chance. In the event of wear or loss THE LESSEE agrees to immediately notify THE LESSOR, and the said party shall adopt one of the following provisions:

1. Authorize THE LESSEE to by his sole means recuperate the equipment or restore it to satisfactory working condition according to the criteria of THE LESSOR, in accordance with the terms the above-mentioned party stipulates. It shall be understood that the repairs may only be carried out by the manufacturers of the equipment or by their representatives in the country with the exception that THE LESSOR under special circumstances authorizes the repairs in writing to be carried out under different conditions. The spare parts shall be technically adequate and by no means may their acquisition signify an original change in the leased equipment.---------------------------------

2. Accept that THE LESSEE at his own expense replaces the equipment under the terms THE LESSOR indicates, for another presentation of similar conditions, maintaining its original functions to the satisfaction of the above-mentioned party. The new equipment in any case shall immediately be subject to this new leasing contract.---

3. Demand that THE LESSEE pay the LESSOR, in the amount of the fee multiplied by the number of fees to be charged from the moment the damage or loss occurs until the termination of the contract.-----------------------------------------
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SEVENTEENTH  UPKEEP AND MAINTENANCE.  The equipment shall solely be used by THE
LESSEE and the personnel in his service, who agrees to solely and at his own risk, assume all expenses pertaining to the upkeep and maintenance of the goods referred to herein to maintain them in perfect condition, except with respect to normal wear as a result of the appropriate use of the aforementioned goods.----- ------------------- The equipment shall be used in accordance with the purposes inherent therein, with all the caution and diligence required for standard maintenance and proper performance of the equipment. The standards for use of the equipment shall be established by the supplier or manufacturer and THE LESSEE agrees to sign with said manufacturer or supplier or with the person authorized by said person, the contracts of maintenance that ensure the upkeep and proper working order of the equipment.--------------------------

Additionally, THE LESSEE agrees to comply with all laws, conventions, decrees, resolutions, regulations, or any other provision that governs or in any way is related to the use and maintenance of the equipment, whether of international, national, or municipal character or issued by the country in whose territory the equipment is located.-----------------------------------------------------------

EIGHTEENTH. RIGHT OF INSPECTION. THE LESSOR reserves the right to inspect the equipment at any time, to ensure the satisfactory operation and maintenance of the said goods. To this end and without any implied obligation on the part of THE LESSOR, said party may carry out the inspections he deem necessary at the LESSEE's plants or at the place where the equipment is located and recommend in written form the measures he sees fit and convenient to take in order to maintain the equipment in proper working order, which shall be attended to by THE LESSEE promptly.--------


In the event that THE LESSEE fails to adopt the measures requested by THE LESSOR, said party may declare this contract null and void and shall have the right to demand, along with the immediate return of the equipment, the indemnity pursuant to the twenty-seventh clause.----------------------------------- THE
LESSOR shall avail himself of responsibility for any cost, expense, or losses attributable to the inspections or the fulfillment of her recommendations excepting if the leased equipment sustains damage directly attributable to the person who carries out the inspection at the expense of THE LESSOR.-------------

NINETEENTH. CESSION AND SUBLEASING OF EQUIPMENT. Excepting express prior and written authorization by THE LESSOR, THE LESSEE agrees not to sublease the equipment nor give it to third parties for its exploitation under any contractual agreement, nor cede this contract in any way; even in the event of said authorization THE LESSEE shall continue to be the sole responsible party in connection with the concessionaire or substitute in dealing with THE LESSOR.


TWENTIETH.  CESSION OF CONTRACT.  The rights of this contract herein may be
ceded in full or in part by THE LESSOR and/or       granted in the form of
credit warranty. THE LESSEE expressly agrees to the cession and/or pledging of the contract therefore thus agreeing to fulfill the obligations under the cession and/or pledging terms upon receipt of extrajudicial notification of said cessation or pledging.--- TWENTY
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FIRST. THE RIGHT TO LIEN. THE LESSEE hereby waives the right to lien that due to any title or cause may have over the equipment.--------------------------------

TWENTY SECOND. ADVANCE PAYMENT. Any advance, deposit option, or extraordinary expenditure that THE LESSOR carries out before the date this contract takes effect shall be the responsibility of THE LESSEE shall add to the interest at the Libor rate of the week plus two (2%) points per month.----------------------


TWENTY THIRD. LICENCES AND PERMITS OF OPERATION. THE LESSEE agrees to obtain all permits and licenses required by Colombian law for the operation of the goods referred to herein.-------------------------------------------------------------

TWENTY FOURTH. TAXES AND PENALTIES. All taxes that encumber the goods referred to herein, as well as any penalties imposed as a result of irregular or illegal operation of the goods, shall be the sole responsibility of THE LESSEE.--------- In the event that new taxes are established that encumber or increase the current tax burden that THE LESSOR bears in accordance with this contract, THE LESSEE agrees to solely assume these additional taxes, paying them on the LESSOR's behalf.-

TWENTY FIFTH. LOCATION OF THE GOODS. The goods referred to herein shall remain within the territory of the Republic of Colombia. THE LESSEE agrees to notify THE LESSOR in written form within three (3) days after change of location and notify as to the new location of said goods.----------------------------------

TWENTY SIXTH. TERMINATION. This contract shall be declared null and void in the event of the following causes:-----------------------------------------------1ST

By the mutual consent of the two parties.---------------------------------------

2ND    Due to expiration of the specified time period.--------------------------

3RD    By unilateral decision on the part of THE LESSOR taken at any time before the expiration of the specified time period, with no need for judicial declaration and also, requiring THE LESSEE to return the equipment in any event of non-compliance with this contract and in particular with the following:------


- Due to delayed or untimely payment of leasing fees and customs taxes for one or more periods.----------------------------------------------------------------

 . Due to unauthorized use of the leased equipment that deregulates the original purpose or that may cause, in accordance with the criteria of THE LESSOR wear not inherent in its normal use.-----------------------------------------------

 . Due to failure to notify THE LESSOR pursuant to cases of damage or destruction of the leased equipment.---------------------------------------

 . Failure to be aware of the instructions given by THE LESSOR pertaining to the form and timeliness of repairs needed by the leased equipment for the duration of this contract for any reason.----------------------------------------------

 . Due to intent to encumber the leased equipment with any type of expenses or warranties and in any case, when said equipment is affected by precautionary legal measures as the result of abnormal occurrences according to the criteria of THE LESSOR.----------------------------------------------------------------

 . Due to the subleasing or awarding of this contract to third parties for its exploitation under any contractual agreement or cede this contract without the express, prior and written authorization of THE LESSOR.-----------------------

 .    Due to failure to insure the goods referred to herein with insurance companies in accordance with the terms established in said contract.------------

4TH  Due to all other causes provided for by law.-----------------------------

5TH Due to declaration of bankruptcy, petition for precautionary concordant by THE LESSEE or for having been judicially sued by third parties and that involve the goods referred to herein. In these events THE LESSOR shall collect the wanting fees excepting that the creditors of THE LESSEE propose their substitution with warranties to the satisfaction of THE LESSOR.----------------


6TH  Due to loss or damage of the equipment that affects its proper functioning.


7TH  Due to the dissolution or liquidation of THE LESSEE.-----------------------

TWENTY SEVENTH. SANCTIONS FOR NON-COMPLIANCE. If and when THE LESSOR declares null and void this contract pursuant to the above clause, THE LESSEE agrees to pay THE LESSOR as penalty in addition to the amount due for non-compliance, pursuant to the thirteenth clause, a sum equivalent to the agreed leasing fees that have not been covered and still have not been charged. The payment of this penalty shall not imply the release from the obligation to return the equipment, nor shall THE LESSOR waive his right to demand indemnity for the losses caused by the non-compliance of THE LESSEE.--------------------------------------------

TWENTY EIGHTH. RETURN OF THE EQUIPMENT. At the termination of this contract due to a cause other than expiration, the equipment shall be returned to THE LESSOR in the same proper working condition as when received by THE LESSEE, excepting natural wear arising from its proper use.-------------------------------------

THE LESSEE shall return the equipment within five (5) days after the termination date, under penalty of incurring a daily fine to be collected by THE LESSOR in the amount stipulated herein. Payment of this fine shall not exclude the obligation to return the leased equipment. The return of the equipment shall be carried out at the location stipulated by THE LESSOR and the expenses incurred as a result of said return including disassemblage, move and installation, shall be at the expense of THE LESSEE.----------------------------------------------

TWENTY NINTH. ACQUISITION OPTION. Under the terms of this contract and on condition that said contract has been duly fulfilled by THE LESSEE, THE LESSOR grants THE LESSEE the irrevocable option at the time of ratification of this contract the acquisition of the ownership of the goods referred to herein, under the following stipulations: ----------------------------------------------------

1ST PRICE:    SEVENTY THREE THOUSAND UNITED STATES DOLLARS (US$73,000.00).----


2ND FORM OF PAYMENT: PAYABLE AT THE CONCLUSION OF THE LEASING CONTRACT (12 YEARS)--------------------------------------------------------------------------

THIRTIETH. INTERPRETATION. The interpretation of this contract is governed by the following:----------------------------------------------------1.
By the clauses herein.----------------------------------------------------2. By
the laws of the United States of America regulated by the Financial Leasing Contract. However, all things concerning the recuperation of leased goods shall be governed by Colombian law.------------------------------------------3. In
the
absence of a special norm that regulates the subject matter, the provisions established by the UNIDROIT Convention concerning international leasing adopted in Ottawa, Canada, May 26, 1988, by virtue of the principle adopted in article 7 of the Commercial Code of the Republic of Colombia .-------------------------- THIRTY FIRST. ARBITRATION. All disagreement that is derived from this contract shall be definitively resolved by the Court of Arbitration comprised of three
(3) arbiters one named by each party and one by the International Chamber of Commerce, National Committee of Colombia- New York. The findings shall be in law and equity. The location of arbitration shall be in Santa fe de Bogota. The official language that shall be used during the arbitration process shall be Spanish. The naming of the arbiters as well as the process of arbitration shall be governed by the provisions adopted in the Regulations of Conciliation and Arbitration of the International Chamber of Commerce.-------------------------- ----------------------THIRTY SECOND. ACTIONS AND PROCEEDINGS. The original of this contract is immediately considered valid concerning the express and evident obligations confirmed therein, when said obligations are called for, in accordance with said obligations and Colombian law.--------------------------- --------------- The first copy will be used for the purposes of the record in the event that, given the nature and legal system of the goods referred to herein, be required.-----------------------The second copy of this contract shall be valid for the actions THE LESSOR undertakes for the restitution of tenancy of the goods referred to herein.--------------------- THIRTY THIRD. NOTIFICATION. Any notification or notice directed to THE LESSOR, in accordance with this contract, may be sent via registered mail addressed to said party to Post Office Box Number ____________ of__________ or any other address said party indicates.

On the other hand, any notice or notification that in accordance with this contract is directed to THE LESSEE may be sent via registered mail to the address: Calle 5a No. 5 - 18 of the city of Yumbo, Cauca Valley - Colombia.----- This contract is hereby made and ratified, in the city of Yumbo, the first (1) of August of nineteen ninety six (1996).

                           GLOBAL TELECOMMUNICATIONS
                               OPERATIONS, INC.


                        ______________________________
                                  THE LESS0R
                              FABIANA MEJIA VESGA
                        C.C. NO. 39.773.689 OF USAQUEN
                               SPECIAL ATTORNEY

                             TELEYUMBO S.A. E.S.P.



                          ___________________________

                                  THE LESSEE
                           JORGE ENRIQUE MARTINEZ O.
                         C.C. NO. 7.506.436 OF ARMENIA